Exhibit 10.1

TERMINATION AGREEMENT

BY AND BETWEEN

IDEAFORGE TECHNOLOGY INC.

AND

FIRST BREACH INC.

Spice Route Legal Privileged and Confidential	October 20, 2026

TERMINATION AGREEMENT

This termination agreement (“Agreement”) is entered into on 23rd day of October, 2026 (“Execution Date”) by and between:

1.	IDEAFORGE TECHNOLOGY INC., a Texas corporation incorporated under the laws of Texas, United States of America, and having its registered office at 5900 Balcones Drive STE 100, Austin, Texas 78731 (hereinafter referred to as “IF”, which expression shall, unless repugnant to the context or meaning thereof, be deemed to mean and include its Affiliates, successors-in-interest and permitted assigns);

AND

2.	FIRST BREACH INC., a Delaware corporation incorporated under the laws of Delaware, United States of America, and having its registered office at 18450 Showalter Road Bay 1 Hagerstown, Maryland 21742 (hereinafter referred to as “FB”, which expression shall, unless repugnant to the context or meaning thereof, be deemed to mean and include its Affiliates, successors-in-interest and permitted assigns)).

IF and FB are hereinafter referred to individually as a “Party” and collectively as the “Parties”, as the context may require.

WHEREAS:

A.	The Parties executed a joint venture agreement dated September 23, 2025 (“JV Agreement”) to jointly undertake the Business (as defined in the JV Agreement) through a C Corporation proposed to be incorporated under the laws of Delaware in the name “First Forge Technology Inc.” (“JV”).

B.	The Parties subsequently executed an amendment to the JV Agreement dated March 11, 2026, (“Amendment Agreement”) to amend certain provisions of the JV Agreement. The JV Agreement and the Amendment Agreement are collectively referred to as the “Existing Agreements”.

C.	Pursuant to the email dated October 06 2026 from FB to IF (“Termination Email”), a copy of which is attached as Annexure A of this Agreement, the Parties have now agreed to terminate the Existing Agreements, along with any rights, obligations and interests thereto, on and with effect from the Execution Date.

NOW THEREFORE IT IS AGREED TO BETWEEN THE PARTIES AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Notwithstanding the termination of the Existing Agreements on and from the Execution Date, capitalized terms and expressions used but not defined herein shall have the meanings ascribed to such terms and expressions under the Existing Agreements.

2

Spice Route Legal Privileged and Confidential	October 20, 2026

1.2	The rules of interpretation set out in Part B of Schedule I of the JV Agreement shall apply mutatis mutandis to this Agreement.

2.	On and with effect from the Execution Date, the Parties acknowledge and agree that:

2.1	The Existing Agreements shall stand terminated in accordance with (a) Clause 15.2.1 on account of Closing (as defined in the JV Agreement) not having occurred prior to the expiry of the Long Stop Date (as defined in the JV Agreement) and (b) Clause 15.2.2 of the JV Agreement, by mutual agreement in writing by the Parties;

2.2	Notwithstanding anything to the contrary contained in the Existing Agreements, the provisions of this Agreement shall prevail over the provisions of the Existing Agreements; and

2.3	Each of the Parties hereto confirm that: (i) it has no claims, rights or rights of action against the other Party hereto and/ or each of their respective former, current or future officers, directors, partners, present and future members, managers, trustees, representatives, employees, principals, agents, predecessors, successors, assigns, beneficiaries, heirs, executors, personal or legal representatives, insurers, affiliates, successors, and attorneys or any of them (each a “Releasee”); (ii) it has not filed or made any claims, actions, complaints, lawsuits, administrative complaints or charges relating to or in connection with the Existing Agreements; and (iii) it irrevocably and unconditionally waives and relinquishes any and all claims, rights or rights of action against any Releasee, in each case, in relation to all matters arising out of, or in connection with or relating to the Existing Agreements.

3.	The foregoing waivers and releases set out in Clause 2.3 of this Agreement shall not apply to the breaches of this Agreement and any other agreements that the Parties may enter into following this Agreement.

4.	REPRESENTATIONS AND WARRANTIES

4.1	Each of the Parties hereby makes the following representations and warranties (with respect to itself) on the date hereof to and in favour of the other Party:

(a)	It is validly existing under the law of its incorporation and has all necessary power, authority and capacity to enter into, deliver and perform this Agreement.

(b)	This Agreement, when delivered by it, will constitute its legal, valid and binding obligation, enforceable against it, in accordance with its terms.

3

Spice Route Legal Privileged and Confidential	October 20, 2026

5.	CONFIDENTIALITY

5.1	Subject to Clauses 5.2 and 5.3 below, each receiving Party acknowledges that any Confidential Information (as defined in the JV Agreement) of the disclosing Party that it has received or had access to shall remain subject to its confidentiality obligations, and that the termination of the Existing Agreements shall not release either Party from its obligations in relation to such Confidential Information, which shall continue in accordance with Clause 17 of the JV Agreement.

5.2	Return or destruction: Within 7 (Seven) days from the Execution Date (and, in respect of any Confidential Information subsequently identified or requested, within 7 (Seven) days of such identification or request), each receiving Party shall:

(a)	return to the disclosing Party or destroy, at the disclosing Party’s sole discretion (as notified in writing), all Confidential Information in its or their possession, custody or control, in whatever form or medium they may be held;

(b)	permanently and irretrievably delete all Confidential Information held in electronic form from all systems, devices, email accounts, servers, cloud storage, back-up and archival media, document management platforms and data rooms;

(c)	destroy all notes, analyses, summaries, compilations and other Confidential Information prepared by or for it, which contain, reflect or are derived from the Confidential Information of the disclosing Party; and

(d)	ensure that no copy, extract, summary or reproduction of any Confidential Information, in whole or in part and in any form or medium, is retained by it or any of them. Provided that, the receiving Party shall not be required to destroy Confidential Information which it is required to retain under Applicable Law (as defined in the JV Agreement), in which case such Party shall promptly notify the disclosing Party of the Confidential Information so retained and the legal requirement, and such retained Confidential Information shall continue to be subject to this Agreement for so long as they are retained.

5.3	Obligations of the receiving Party: Each receiving Party, shall, in respect of any Confidential Information which by its nature, is not capable of being returned or destroyed in accordance with Clause 5.2 of this Agreement:

(a)	safeguard the Confidential Information from unauthorised use, access or disclosure using at least the same degree of care that it uses to protect its own information of a similar nature, which in no event shall be less than a reasonable standard of care and in accordance with Applicable Law;

4

Spice Route Legal Privileged and Confidential	October 20, 2026

(b)	not disclose the Confidential Information to any third party without obtaining the prior written consent of the disclosing Party;

(c)	limit access to the Confidential Information to those of its personnel who strictly need to know it for the purpose of complying with this Clause 5, and who are subject to confidentiality obligations no less restrictive than those imposed under this Agreement;

(d)	not make any copies of any Confidential Information without obtaining the prior written consent of the disclosing Party;

(e)	not use any Confidential Information for any purpose whatsoever, including for its own benefit or the benefit of any third party, or in connection with the design, development, manufacture, sourcing, marketing or sale of any product or service; and

(f)	promptly notify the disclosing Party on the occurrence of any unauthorised access, disclosure or misappropriation of any of the Confidential Information, and provide assistance to the disclosing Party as may be required, at its own cost.

6.	Intellectual Property: Each Party shall retain all right, title and interest in and to its own Intellectual Property (as defined in the JV Agreement), whether owned, developed or licensed by it, prior to or during the term of the Existing Agreements. Nothing in the Existing Agreements or this Agreement shall operate to assign, Transfer (as defined in the JV Agreement), or grant to the other Party (whether expressly, by implication or otherwise) any right, title, interest or license in or to such Intellectual Property and no Transfer or license of Intellectual Property shall be deemed to have occurred under the Existing Agreements or any Proposed Agreements (as defined in the JV Agreement).

7.	Notice: Unless otherwise provided herein, all notices, demands, claims or other communications to be provided hereunder will be in writing and delivered by: (a) courier, registered or speed post, or (b) email to the Party due to receive the notice and signed by or on behalf of the Party providing it.

The address referred to above are:

(i)	IF

Address: 5900 Balcones Drive STE 100, Austin, Texas 78731

Attention: Amit Shrishrimal, Officer – Finance

E-mail: [***]

5

Spice Route Legal Privileged and Confidential	October 20, 2026

(ii)	FB

Address: 18450 Showalter Road Bay 1, Hagerstown, Maryland 21742

Attention: Jeffrey Low, CEO

E-mail: [***]

Any notice or other communication shall be deemed to have been given: (i) if delivered, on the date of such delivery; and (ii) if sent by email transmission, on the same day if transmitted before 5.00 p.m., or the next day.

8.	Entire Agreement: This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and shall supersede all prior agreements or arrangements whether oral or written between the Parties and no variation of this Agreement shall be effective unless reduced into writing and signed by and on behalf of each Party.

9.	Amendments: No change, modification, or termination of any of the terms, provisions, or conditions of this Agreement will be effective unless made in writing and signed by all signatories to this Agreement.

10.	Survival: Notwithstanding the termination of the Existing Agreements, the following provisions of the JV Agreement shall survive the termination of the Existing Agreements and shall continue in full force and effect: Clause 1 (Definitions and Interpretations) (to the extent applicable); Clause 15.4 (Survival), Clause 17 (Confidentiality); Clause 18 (Governing Law); Clause 19 (Dispute Resolution); and Clause 20 (Miscellaneous). The Parties hereby agree that, notwithstanding Clause 15.4 of the JV Agreement, Clause 16 (Non-compete and Non-Solicit) of the JV Agreement shall not survive the termination of the Existing Agreements.

11.	Notwithstanding the termination of the Existing Agreements being effective from the Execution Date, the provisions of Clause 17 (Confidentiality), Clause 18 (Governing Law), Clause 19 (Dispute Resolution), Clause 20.3 (Waiver), Clause 20.4 (Severability), 20.6 (Independent Contractors), Clause 20.7 (Further Actions), 20.8 (Exercise of Rights), Clause 20.9 (Remedies), Clause 20.10 (Costs and Taxes) and Clause 20.12 (Counterparts) of the JV Agreement shall apply mutatis mutandis to this Agreement and are herein incorporated by reference, as if set out in full herein, with references to the “Agreement” and the “JV Parties” being read as references to this Agreement and the Parties, respectively.

[Annexure to follow]

6

Spice Route Legal Privileged and Confidential	October 20, 2026

Annexure A

Termination Email

[***]

7

Spice Route Legal Privileged and Confidential	October 20, 2026

IN WITNESS WHEREOF, each of the aforenamed Parties has signed and executed this Termination Agreement, on the date first above written.

For and on behalf of IDEAFORGE TECHNOLOGY INC.

/s/ Ankit Mehta
Name:	[Ankit Mehta]
Title:	[Director]

Signature Page to the Termination Agreement executed between IdeaForge Technology Inc. and First Breach Inc.

8

Spice Route Legal Privileged and Confidential	October 20, 2026

IN WITNESS WHEREOF, each of the aforenamed Parties has signed and executed this Termination Agreement, on the date first above written.

For and on behalf of FIRST BREACH INC.

/s/ Jeffrey Low
Name:	[Jeffrey Low]
Title:	[Chief Executive Officer]

Signature Page to the Termination Agreement executed between IdeaForge Technology Inc. and First Breach Inc.

9